U.S. Securities and Exchange Commission
                             Washington, D. C. 20549
                    ----------------------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 1999

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

          Delaware                33-37203-D                   84-1148210
(State or other jurisdiction   (Commission File              (IRS Employer
     of Incorporation)              Number)              Identification Number)

             100 Park Avenue, New York, NY                       10017
           (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code, (212) 376-8800

                                 FI-TEK V, INC.
          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

     a. Financial Statements: Consolidated financial statements for Laidlaw Global Corporation and its subsidiaries Laidlaw Holdings, Inc., Laidlaw Global Securities, Inc., Howe & Rusling, Inc. and Global Electronic Exchange, Inc. (but not Westminster Securities Corporation) for the quarter ended March 31, 1999 and 1998, for the year ended December 31, 1998, for the period from June 1, 1997 to December 31, 1999, and for the fiscal year ended May 31, 1997, are located at pages 3 through 34 of this report.

     b. Pro Forma Financial Information: Pro forma consolidated financial statements of operations of Laidlaw Global Corporation and its subsidiaries (including Westminster Securities Corporation) for the year ended December 31, 1998 and for the period ended June 30, 1999 and pro forma balance sheet for Laidlaw Global Corporation and its subsidiaries (including Westminster Securities Corporation) at June 30, 1999, are located at pages 35 through 39 of this report.

     c.   Exhibits:

              Exhibit Number     Description of Exhibit
              --------------     ----------------------

              2.1 Plan and Agreement of Reorganization among Fi-Tek V, Inc., Laidlaw Holdings, Inc. and Westminster Securities Corporation, dated May 27, 1999.*

              17.1               Letter of Ronald J. Miller's resignation, dated
                                 June 7, 1999.*

              17.2               Letter of Frank L. Kramer's resignation,  dated
                                 June 7, 1999.*

              23.3 Opinion of Auerbach, Pollak & Richardson, Inc., dated June 2, 1999.*

              27.1 Financial Data Schedule for the year ended December 31, 1999 (period ended June 30, 1999)

              27.2 Financial Data Schedule for the year ended December 31, 1998 (period ended June 30, 1999)

              27.3               Financial  Data  Schedule  for the  year  ended
                                 December 31, 1998

              27.4               Financial  Data  Schedule  for the  year  ended
                                 December 31, 1997


* The referenced exhibits have been previously filed as exhibits to the Company's report on Form 8-K dated June 8, 1999 and are incorporated by reference as part of this report.

                 CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                     LAIDLAW HOLDINGS, INC. AND SUBSIDIARIES

                For the six months ended June 30, 1999 and 1998,
                     For the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

                                 C O N T E N T S

                                                                          Page
                                                                          ----

Reports of Independent Certified Public Accountants                       5 - 7

Financial Statements

     Consolidated Balance Sheets                                            8

     Consolidated Statements of Operations                                  9

     Consolidated Statement of Changes in Stockholders' Equity (Deficit)   10

     Consolidated Statements of Cash Flows                               11 - 12

     Notes to Consolidated Financial Statements                          13 - 34

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
   Laidlaw Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Laidlaw Holdings, Inc. and Subsidiaries as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laidlaw Holdings, Inc. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP
----------------------

New York, New York
March 3, 1999, (except for Notes A, C, F, G, L, and R, the date of which is August 9, 1999)

KPMG
345 Park Avenue
New York, NY  10154


                          Independent Auditors' Report


The Board of Directors and Stockholders
Laidlaw Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Laidlaw Holdings, Inc. and subsidiaries as of May 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laidlaw Holdings, Inc. and subsidiaries as of May 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP
------------------
New York, New York
July 24, 1997

KPMG
345 Park Avenue
New York, NY  10154


                          Independent Auditors' Report


The Board of Directors and Stockholders
Laidlaw Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Laidlaw Holdings, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the period from June 1, 1997 to December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Laidlaw Holdings, Inc. and subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the period from June 1, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.


/s/ KPMG LLP
------------------
New York, New York
March 6, 1998

                     Laidlaw Holdings Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS

                                                    As of        As of         As of         As of
                                                  June 30,     June 30,     December 31,  December 31,
                                                    1999         1998          1998          1997
                                               -----------   -----------   -----------   -----------
                                                 (unaudited)  (unaudited)
                    ASSETS

Cash and cash equivalents                      $ 4,476,416   $ 1,304,682   $ 1,939,429   $ 2,082,009

Escrow Deposit with clearing broker              5,131,774          --            --            --
Restricted cash - Limited Partnerships                --            --            --         134,547
Receivable from clearing broker                  1,240,325       462,578        84,590       539,323
Securities owned                                   903,507     1,066,717       885,244       153,317
Equipment and leasehold improvements at
   cost, net of accumulated depreciation and
   Amortization                                    814,107       632,954       701,652       698,485
Goodwill, net of accumulated amortization        4,369,918     4,530,286     4,450,102     4,610,470
Investment banking and syndicate fees            1,045,144       464,187       421,823        33,291
receivable
Asset management fees receivable                    49,950        62,393       113,500       238,642
Other receivables                                   92,568       119,382        70,102       184,690
Deposits                                           379,553       372,121       371,993       381,070
Prepaid and other assets                           674,165       625,425       550,437       484,176
                                               -----------   -----------   -----------   -----------

        Total assets                           $19,177,427   $ 9,640,725   $ 9,588,872   $ 9,540,020
                                               ===========   ===========   ===========   ===========

            LIABILITIES AND EQUITY

Notes payable                                  $ 1,150,000   $ 2,872,917   $ 2,775,000   $ 5,629,033

Private placement escrow fund payable            5,131,774          --            --            --
Accounts  payable and accrued expenses             965,113     1,242,594     1,727,347     1,696,164
Commissions and compensation payable               761,080       548,235       643,952       775,312
Litigation reserve                                 198,501       536,046       470,000       720,000
Deferred revenue                                   633,495       619,740       584,464       496,115
Other liabilities                                  730,403       582,082       594,893       798,046
                                               -----------   -----------   -----------   -----------

Total liabilities                                9,570,366     6,401,614     6,795,656    10,114,670

COMMITMENTS AND CONTINGENCIES

Convertible Subordinated Notes, 8% due 2003           --            --       2,460,000          --
Senior Secured Euro-notes, 12% due 2002          2,305,000     2,305,000     2,220,000     2,305,000

Minority interest                                  378,092       397,073       382,286       283,341

Stockholders' equity
   Preferred stock - Series C                            1       250,000       250,000       250,000
   Common stock                                        126       391,452       391,452       275,249
   Additional paid-in capital                   28,006,443    19,701,394    19,701,394    15,613,835
   Accumulated deficit                         (21,082,601)  (19,805,808)  (22,611,916)  (19,302,075)
                                               -----------   -----------   -----------   -----------

Total stockholders' equity (deficit)             6,923,969       537,038    (2,269,070)   (3,162,991)
                                               -----------   -----------   -----------   -----------

Total liabilities and stockholders'
  equity (deficit)                             $19,177,427   $ 9,640,725   $ 9,588,872   $ 9,540,020
                                               ===========   ===========   ===========   ===========

The accompanying notes are an integral part of these statements.

                               Laidlaw Holdings Inc. and Subsidiaries

                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  For the
                                      For the         For the                     period from
                                    six months      six months       For the     June 1, 1997       For the
                                       ended           ended       year ended         to           year ended
                                     June 30,         June 30,     December 31,   December 31,        May 31,
                                       1999            1998           1998            1997            1997
                                  ------------    ------------    ------------    ------------    ------------
                                    (unaudited)    (unaudited)
Revenues
  Commissions                     $  3,616,835    $  3,156,324    $  5,803,642    $  4,154,955    $ 10,545,182
  Trading gains, net                 3,245,084       1,961,261       3,195,045       1,372,643       3,951,377
  Syndicate and underwriting            25,403          50,258         898,242         433,669       2,661,708
  fees
  Corporate finance fees               648,392       1,672,111       1,062,341         474,016       1,767,015
  Asset management fees              2,998,499       3,098,751       5,978,185       3,148,193       1,784,820
  Interest                             127,548         137,887         298,972         147,725         350,416
  Other                              1,178,511         795,734       1,013,654          65,756         850,988
                                  ------------    ------------    ------------    ------------    ------------
      Total revenues                11,840,272      10,872,326      18,250,081       9,796,957      21,911,506
                                  ------------    ------------    ------------    ------------    ------------
Expenses
  Commissions                        3,445,092       3,351,704       5,705,142       3,863,314       9,365,796
  Salary and benefits                3,147,260       3,943,291       7,626,936       4,405,796       7,081,018
  Professional fees                    237,081         293,592         701,199         467,212         904,779
  Communications and
      Information systems              676,574         697,730       1,366,441         627,184       1,580,312
  Clearing fees                        632,295         580,823       1,195,581         826,666       1,577,188
  Rent and utilities                   599,592         613,271       1,389,420         829,391       1,413,644
  Client-related marketing             407,503         397,095         940,217         473,313         567,394
  Depreciation and amortization        259,832         262,519         379,256         421,247         365,812
  Interest                             424,108         417,403         741,944         405,048         501,419
  Office                               195,013         197,968         411,844         260,274         595,320
  Other                                129,324         506,932       1,002,998         582,832       1,368,485
                                  ------------    ------------    ------------    ------------    ------------
      Total expenses                10,153,674      11,262,328      21,460,978      13,162,277      25,321,167
                                  ------------    ------------    ------------    ------------    ------------
 INCOME (LOSS) BEFORE
         MINORITY INTEREST           1,686,598        (390,002)     (3,210,897)     (3,365,320)     (3,409,661)

Minority interest                     (109,807)       (113,732)        (98,945)         22,988         (18,455)
                                  ------------    ------------    ------------    ------------    ------------

      INCOME (LOSS)
         BEFORE TAXES                1,576,791        (503,734)     (3,309,842)     (3,342,332)     (3,428,116)

Provision for income taxes
                                         --              --              --              --              --
                                  ------------    ------------    ------------    ------------    ------------
      NET INCOME (LOSS)           $  1,576,791    $   (503,734)   $ (3,309,842)   $ (3,342,332)   $ (3,428,116)
                                  ============    ============    ============    ============    ============


The accompanying notes are an integral part of these statements.

                     Laidlaw Holdings Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

                                                                                                                       Common
                                                                                                                       stock
                                                     Preferred C    Preferred D     Preferred E     Preferred F        Amount
                                                    ------------    ------------    ------------    ------------    ------------
Balance at May 31, 1996                                  250,000       4,000,000       5,000,000             100    $     36,712

Net loss                                                    --              --              --              --              --

Retirement of Preferred class D ( 80,000 shares)            --        (4,000,000)           --              --              --
Retirement of Preferred class E ( 100,000 shares)           --              --        (5,000,000)           --              --
Retirement of Preferred class F (  1 share)                 --              --              --              (100)           --

Capital contributions related to the conversion
 of debt and  preferred stock to common stock
 (361,576 shares)                                           --              --              --              --           361,576
                                                    ------------    ------------    ------------    ------------    ------------


Balance at May 31, 1997                                  250,000            --              --              --           398,288

Net loss                                                    --              --              --              --              --
Issuance of common stock in settlement of payment
of Cumulative Dividends (5,106,695) shares                  --              --              --              --          (123,039)
                                                    ------------    ------------    ------------    ------------    ------------

Balance at December 31, 1997                             250,000            --              --              --           275,249

Net loss                                                    --              --              --              --              --
Capital contributions related to the conversion
 of PUSA Notes Receivable to common stock
 (2,234,062 shares)                                         --              --              --              --           116,203
                                                    ------------    ------------    ------------    ------------    ------------


Balance at December 31, 1998                             250,000            --              --              --           391,452

Net income                                                  --              --              --              --              --
Reduction in par value of common stock                      --              --              --              --          (391,374)

Reduction in par value of preferred stock               (249,999)           --              --              --              --

Issuance of common stock to Fi-Tek (1,000,000               --              --              --              --                10
shares)

Capital contribution related to the conversion of

 8% Subordinated Notes (3,902,425 shares)                   --              --              --              --                38
                                                    ------------    ------------    ------------    ------------    ------------

Balance at June 30, 1999                            $          1            --              --              --      $        126
                                                    ============    ============    ============    ============    ============


                                                        Additional
                                                          paid-in      Accumulated
                                                          capital        deficit          Total
                                                        ------------   ------------    ------------
Balance at May 31, 1996                                 $  4,735,645   $(12,531,627)   $  1,490,830

Net loss                                                        --       (3,428,116)     (3,428,116)

Retirement of Preferred class D ( 80,000 shares)                --             --        (4,000,000)
Retirement of Preferred class E ( 100,000 shares)               --             --        (5,000,000)
Retirement of Preferred class F (  1 share)                     --             --              (100)

Capital contributions related to the conversion
 of debt and  preferred stock to common stock
 (361,576 shares)                                         10,755,151           --        11,116,727
                                                        ------------   ------------    ------------

Balance at May 31, 1997                                   15,490,796    (15,959,743)        179,341

Net loss                                                        --       (3,342,332)     (3,342,332)
Issuance of common stock in settlement of payment
of Cumulative Dividends (5,106,695) shares                   123,039           --              --
                                                        ------------   ------------    ------------

Balance at December 31, 1997                              15,613,835    (19,302,075)     (3,162,991)

Net loss                                                        --       (3,309,842)     (3,309,842)
Capital contributions related to the conversion
 of PUSA Notes Receivable to common stock
 (2,234,062 shares)                                        4,087,559           --         4,203,762
                                                        ------------   ------------    ------------

Balance at December 31, 1998                              19,701,394    (22,611,917)     (2,269,071)

Net income                                                      --        1,529,316       1,529,316
Reduction in par value of common stock                       391,374           --              --

Reduction in par value of preferred stock                    249,999           --              --

Issuance of common stock to Fi-Tek (1,000,000                   --             --                10
shares)

Capital contribution related to the conversion of 8%

          Subordinated Notes (3,902,425 shares)            7,663,676           --         7,663,714
                                                        ------------   ------------    ------------

Balance at June 30, 1999                                $ 28,006,443   $(21,082,601)   $  6,923,969
                                                        ============   ============    ============


The accompanying notes are an integral part of this statement.

                     Laidlaw Holdings, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   For the
                                                       For the       For the                     period from
                                                     six months    six months       For the      June 1, 1997    For fiscal
                                                       ended         ended        year ended         To          year ended
                                                      June 30,      June 30,      December 31,   December 31,     May 31,
                                                        1999          1998           1998           1997           1997
                                                    -----------    -----------    -----------    -----------    -----------
                                                    (unaudited)    (unaudited)
Cash flows from operating activities
  Net income (loss)                                 $ 1,576,791    $  (503,734)   $(3,309,842)   $(3,342,332)   $(3,428,116)
  Adjustments to reconcile net
  income (loss) to net cash used in
    operating activities
      Depreciation and amortization                     259,832        262,519        379,256        421,247        365,812
      Bad debt expense                                     --             --             --             --          230,533
      Minority interest in earnings                     109,807        113,732         98,945        (22,988)        18,455
      (Increase) decrease in operating assets
        Restricted Cash-Limited Partnership                --          134,547        134,547        190,702       (325,249)
        Receivable from clearing broker              (1,155,735)        76,745        454,733        355,952      2,408,502
        Securities owned                                (18,263)      (913,400)      (731,927)        79,168      2,899,598
        Investment banking & syndicate
         fees receivable                               (623,321)      (450,896)      (388,532)       547,987       (547,987)
        Assets management fees
         receivable                                      63,553        238,642        125,139       (238,642)
        Notes receivable                                                                                            859,929
        Other receivables                               (22,462)        22,915        114,588        255,891       (290,460)
        Deposits                                         (7,560)         8,949          9,077         45,102        (97,986)
        Prepaid and other assets                       (123,728)      (141,249)       (66,261)        38,185       (293,314)
      Increase (decrease) in operating liabilities
      Accounts payable and accrued expenses            (512,234)      (453,570)        31,186        624,528       (722,954)
      Commissions and compensation payable              117,128       (227,077)      (131,360)       (85,983)      (768,569)
      Deferred revenue                                   49,031        123,625         88,349        (79,959)       576,074
      Litigation reserve                               (271,499)      (183,954)      (250,000)          --         (369,592)
      Other liabilities                                 139,148       (215,954)      (203,153)      (190,484)      (102,349)
                                                    -----------    -----------    -----------    -----------    -----------
      Net cash used in operating activities            (419,512)    (2,108,160)    (3,645,255)    (1,401,626)       412,327
                                                    -----------    -----------    -----------    -----------    -----------
Cash flows from investing activities
  Minority interest                                        --             --             --             --          306,329
  Dividends to minority shareholders                   (114,001)          --             --             --             --
  Goodwill                                                 --             --             --             --       (4,810,928)
Purchase of equipment & leasehold
improvements                                           (292,103)       (90,059)      (183,460)      (123,664)      (196,553)
                                                    -----------    -----------    -----------    -----------    -----------
Net cash used in investing activities                  (406,104)       (90,059)      (183,460)      (123,664)    (4,701,152)
                                                    -----------    -----------    -----------    -----------    -----------

                     Laidlaw Holdings Inc. and Subsidiaries

                                                                                                      For the
                                                       For the         For the                      period from
                                                     six months      six months        For the      June 1, 1997     For fiscal
                                                       ended           ended         year ended          To          year ended
                                                      June 30,        June 30,       December 31,    December 31,      May 31,
                                                        1999            1998            1998            1997            1997
                                                    ------------    ------------    ------------    ------------    ------------
                                                    (unaudited)      (unaudited)
Cash flows from financing activities
   Proceeds from issuance of notes payable                  --      $  1,447,647    $  2,425,000    $  2,096,666    $  4,977,368
   Repayment of notes payable                         (1,625,000)           --        (1,075,270)           --        (2,346,318)
   Payments for lease equipment                          (18,763)        (26,756)        (38,596)        (68,801)        (89,220)
   Proceeds (repayment) of senior secured
   Euro-note                                              85,000            --           (85,000)           --              --
   Proceeds from issuance of convertible
        subordinated loan                              4,829,163            --         2,460,000            --              --
   Proceeds of subordinated loan                            --              --              --          (625,000)        625,000
   Proceeds from issuance of common stock                   --              --              --              --           361,576
   Stock acquired through reverse                          1,500            --              --              --              --
   acquisition
   Purchase of common stock through
        exercise of options                               90,700            --              --              --              --
   Capital contributions related to debt
   and equity redemptions and conversions                   --              --              --              --        10,755,151
   Retirement of Class D preferred stock                    --              --              --              --        (4,000,000)
   Retirement of Class E preferred stock                    --              --              --              --        (5,000,000)
   Retirement of Class F preferred stock                    --              --              --              --              (100)
   Debt placement costs                                     --              --              --              --              --
                                                    ------------    ------------    ------------    ------------    ------------
       Net cash (used in) provided by
         Financing activities                          3,362,600       1,420,891       3,686,134       1,402,865       5,283,457
                                                    ------------    ------------    ------------    ------------    ------------
       Net increase (decrease) in cash                 2,536,984        (777,328)       (142,581)       (122,425)        994,632

Cash, beginning of year                                1,939,429       2,082,010       2,082,010       2,204,435       1,209,803
                                                    ------------    ------------    ------------    ------------    ------------
Cash, end of year                                   $  4,476,413    $  1,304,682    $  1,939,429    $  2,082,010    $  2,204,435
                                                    ============    ============    ============    ============    ============
Supplemental disclosure of cash flow Information:
     Cash paid during the year for
       Interest                                     $    171,817    $    221,804    $    716,564    $    215,280    $    423,396
       Conversion of PUSA notes
         Receivable to common stock                         --         4,203,762       4,203,762            --         1,304,366
       Conversion of convertible
       subordinated
           notes to equity                             7,289,163
       Conversion of cumulative
         Dividends to common stock                          --              --              --         1,103,833            --

The accompanying notes are an integral part of these statements.

                     Laidlaw Holdings Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT
                  ACCOUNTING POLICIES

     1.   Organization

          Laidlaw Holdings, Inc. (the "Company" or "Laidlaw Holdings") is a privately held company whose wholly-owned subsidiary engages in securities brokerage, investment banking, and asset management, offering a broad range of investment services to individual investors, corporations and institutions worldwide. In addition to its wholly-owned subsidiary, the Company is the majority stockholder of H&R Acquisition Corp. ("HRAC"), the holding company for Howe & Rusling, Inc., a registered investment advisor managing assets for institutions, pension plans and individuals.

          On June 8, 1999 Fi-Tek V Inc. ("Fi-Tek") a nonoperating public company with 1,000,000 common shares outstanding and immaterial net assets acquired  more than 99% of the  outstanding  common  stock of  Laidlaw
          Holdings in exchange for 9,999,333 shares of Fi-Tek (the "Acquisition"). Simultaneously with the closing of the acquisition, Fi-Tek changes its name from Fi-Tek V Inc. to Laidlaw Global Corporation. Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the Acquisition is equivalent to the issuance of stock by Laidlaw for the net monetary assets of Fi-Tek, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the "legal acquirer" Fi-Tek, are those of the "legal acquiree" Laidlaw Holdings (i.e. the accounting acquirer). Laidlaw Global Corporation and Laidlaw Holdings are collectively considered the Company.

          The Company is a majority-owned subsidiary of Pacific USA Holdings Corp. ("PUSA"), a wholly-owned subsidiary of Pacific Electric Wire & Cable Co., Ltd., a Taiwanese industrial company. In addition to PUSA, Europe Continents Holdings ("EC") is the other major stockholder of the Company. Together, PUSA and EC own 68.03% and 99.53% of the Company at June 30, 1999 and December 31, 1998.

     2.   Principles of Consolidation

          The consolidated financial statements include the Company and its wholly-owned and majority-owned subsidiaries. They have been prepared in accordance with generally accepted accounting principles. All significant intercompany transactions and balances among the consolidated entities have been eliminated.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE A (continued)

     3.   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     4.   Reclassification

          Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

     5.   Cash and Cash Equivalents

          Cash and cash equivalents include cash in bank accounts and deposits in money market accounts.

     6.   Securities Transactions

          Customers' securities transactions are recorded on a settlement-date basis with related commission income and expenses recorded on a trade-date basis. Proprietary securities transactions are recorded on a trade-date basis. Profit and loss arising from all securities transactions entered into for the account and risk of the Company are recorded on a trade-date basis.

          Marketable securities are valued at market value, and securities not readily marketable are valued at fair value as determined by management. The resulting difference between cost and market (or fair value) is included in trading gains, net.

     7.   Securities Sold, But Not Yet Purchased

          Marketable securities sold, but not yet purchased, consist of trading securities at quoted market values. The difference between the proceeds received from securities sold short and the current market value is included in trading gains, net.

     8.   Commissions

          Commissions and related clearing expenses are recorded on a trade-date basis as securities transactions occur.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE A (continued)

     9.   Equipment and Leasehold Improvements

          Equipment and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is recognized on a straight-line basis over the estimated useful lives of property and equipment ranging from five to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the terms of the related leases.

          Equipment and leasehold improvements held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable.

     10.  Goodwill

          Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over thirty years, the expected period to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows expected to be realized from the intangible asset to its recorded value. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. Accumulated amortization was $397,845 and $360,845 as of June 30, 1999 and 1998, respectively, and $360,825 and $200,457 as of December 31, 1998 and 1997, respectively.

     11.  Deferred Rent Liability

          The Company's lease for office space provides for no rental payments during the first fourteen months of the lease and schedules lease payments that increase during the term of the lease. Although rental payments are not made on a straight-line basis, the Company has recorded a deferred lease liability to recognize rental expense on a straight-line basis over the life of the lease as required by generally accepted accounting principles.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE A (continued)

     12.  Syndicate and Underwriting Fees

          Syndicate and underwriting fees include gains, losses and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent. These fees are recorded on the offering date, sales concessions on the settlement date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

     13.  Corporate Finance Fees

          Corporate finance fees are received from providing advisory and due diligence services for proposed financings that do not result in either the offering of private or public financing. Fees are recognized when earned.

     14.  Asset Management Fees

          The Company computes income and commissions expense on a quarterly basis and amortizes them for financial statement purposes on a monthly basis.

     15.  Income Taxes

          The Company files a consolidated Federal income tax return and a combined return for state and city purposes with its subsidiaries. The consolidated or combined taxes payable are generally allocated between the Company and its subsidiaries based on their respective contributions to consolidated or combined taxable income.

          Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE A (continued)

     16.  Interim Period Information

          The unaudited combined financial statements as of June 30, 1999 and 1998 for the six months ended June 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and the instruction to Form 10-QSB and do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals considered necessary for a fair presentation of the results for the interim period have been included.

NOTE B - SECURITIES OWNED AND SECURITIES SOLD, BUT NOT YET PURCHASED

          Securities owned and securities sold, but not yet purchased (included in "other liabilities") consist of trading and investment securities at market values, as follows:

                     June 30, 1999             June 30, 1998         December 31, 1998       December 31, 1997
                     -------------             -------------         -----------------       -----------------
                               Sold, but               Sold, but               Sold, but               Sold, but
                                not yet                 not yet                 not yet                 not yet
                   Owned       purchased     Owned     purchased     Owned     purchased     Owned     purchased
                   -----       ---------     -----     ---------     -----     ---------     -----     ---------
                 (unaudited)  (unaudited)  (unaudited)(unaudited)
Equity            $ 31,562     $  2,035     $ 47,469   $  6,345     $ 47,469   $  6,345     $153,317   $100,308
securities
Money market
    investments    871,945                   833,824                  833,824
Corporate bonds       --          --           3,950      --            3,950     --          --           --
                  --------     --------     --------   --------     --------   --------     --------   --------
                                                                                                       --------

                  $903,507     $  2,035     $885,243   $  6,345     $885,243   $  6,345     $153,317   $100,308
                  ========     ========     ========   ========     ========   ========     ========   ========

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE C - LIQUIDITY AND REORGANIZATION

     During the period from January 1, 1998 to December 31, 1998, the Company continued to suffer losses from operations. For the period from January 1, 1998 to December 31, 1998, the Company incurred a loss of $3,309,842.

     For the six months ended June 30, 1999, the Company had net income of approximately $1,577,000.

     On February 16, 1999, the Board of Directors of PUSA passed a resolution authorizing sufficient, financial support for the Company for a period up to twelve months from the date of the resolution to ensure that the Company maintains its operational liquidity needs. Financial support is defined as providing capital, loans, director or indirect guarantees of loans made by unrelated parties, or other direct or indirect injections of funds into the Company, such as through long-term commitments to fund certain services or costs (i.e., commissions or transactions costs). This resolution neither expires nor is unilaterally cancelable by PUSA for a period ending twelve months from the date of the resolution.

     In the past, the Company's reliance on external sources to finance a significant portion of its day-to-day operations made access to long-term financing important. The cost and availability of unsecured financing generally are dependent on the Company's short-term and long-term perceived creditworthiness. During the six months ended June 30, 1999, the Company raised capital through the issuance of an additional $5,540,000 of 8% Convertible Subordinated Notes.

     The creditworthiness of the Company has improved substantially as a result of the conversion, completed by June 30, 1999, of $8,000,000 of the 8% convertible Subordinated Notes were converted into 3,902,425 shares of common stock. Additionally, approximately $1,900,000 of the outstanding Senior Secured Euro-Notes were converted into 912,682 shares of common stock between July 1, 1999 and August 9, 1999. The change in debt structure of the company will reduce interest expense by approximately $250,000 for the remainder of the fiscal year ending December 31, 1999. The conversion of these notes will contribute to a substantial improvements in the net worth of the Company.

     On July 1, 1999, the Company acquired more than 99% of the issued and outstanding common stock of Westminister Securities Corporation ("Westminister") in exchange for 3,000,000 shares of common stock of Laidlaw. Westminster had net income of $772,676 for the six months ended June 30, 1999, and $827,686 for the twelve months ended December 31, 1998.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE C (continued)

     Management believes that the cash provided from continuing operations, support from PUSA during fiscal-year 1999, the reorganization plans, and the issuance of convertible debt converted into common stock should be reasonably sufficient to cover any operating loss that may be incurred during the remainder of the year. As reflected by the unaudited financial statements for the six months ended June 30, 1999, the Company is operating profitably.

     Cash commitments for debt maturing, legal settlements, and noncancelable long-term operating real and personal property leases during the remainder of 1999 are approximately $1,600,000.

NOTE D - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements consist of:

                                   June 30,                December 31,
                           ------------------------  ----------------------
                              1999         1998         1998         1997
                           ----------   ----------   ----------   ----------
                           (unaudited)  (unaudited)
Furniture and equipment    $1,855,534   $1,378,313   $1,667,608   $1,232,638
Leasehold improvements        181,165      146,156      167,459      115,463
                           ----------   ----------   ----------   ----------

                            2,036,699    1,524,469    1,835,067    1,348,101

Accumulated depreciation
   and amortization         1,222,592      891,515    1,133,415      649,616
                           ----------   ----------   ----------   ----------

Equipment and leasehold
   improvements, net       $  814,107   $  632,954   $  701,652   $  698,485
                           ==========   ==========   ==========   ==========

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE E - NOTES PAYABLE

     Notes payable at June 30, 1999, June 30, 1998, December 31, 1998 and 1997 consist of the following:

                                                                                                     December 31,
                                                             June 30,         June 30,           --------------------
                                                              1999             1998            1998              1997
                                                          ----------       ----------      ----------        ----------
                                                           (unaudited)      (unaudited)
8% note payable to PUSA, principal and interest due                          $500,000     $   500,000
    January 20, 2000
8% note payable to PUSA, principal and interest due
    May 28, 1998                                                                                             $3,935,289
8% note payable, principal and interest due
    March 1, 1999                                                                             375,000
10% note payable, principal and interest due on demand                        200,000         250,000
15% note payable, principal and interest due December
    1999 and December 2000                                 1,000,000        1,000,000       1,000,000
Note payable with floating interest rate linked to
prime, payable at $100,000 in January 1999 and balance
    at $50,000 per month                                     150,000          400,000         400,000
Note payable with floating interest rate linked to
    prime, payable monthly, principal due July 14, 1998                       772,917                           772,917
Note payable with floating interest rate linked to
    prime, payable monthly, principal due December 31,
    1998                                                                                                        400,000
10% note payable, principal and interest due April 2,                                         250,000
    1999
8%  note payable in operating installments of $104,167,
    plus quarterly interest, secured by the personal
    property of HRAC, and a life insurance policy on
    Thomas G. Rusling                                             -                -               -            520,827
                                                          ----------       ----------      ----------        ----------
                                                          $1,150,000       $2,872,917      $2,775,000        $5,629,033
                                                          ==========       ==========      ==========        ==========

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE E (continued)

     The following schedule illustrates the maturity of the notes payable for the next five years as of December 31, 1998:

          Year ending December 31,         Matured notes payable
          ------------------------         ---------------------

                  1999                          $1,775,000
                  2000                           1,000,000
                  2001                                --
                  2002                                --
                  2003 and thereafter                 --
                                                ----------
                                                $2,775,000
                                                ==========

NOTE F - SENIOR SECURED EURO-NOTES

     The 12% Senior Secured Euro-Notes ("Notes") were issued in 1997 in units of $100,000 with a five-year warrant to purchase 6,881 shares of the Company's nonvoting common stock, $.05 par value per share, at the exercise price of $6.54 per share. The Notes are redeemable at the option of the Company, in whole or in part, together with accrued and unpaid interest except that no redemption may be made prior to December 31, 1999. The Notes contain certain covenants that limit the ability of the Company to pay dividends or make distributions, repurchase equity interests or sell or otherwise dispose of assets of the Company's subsidiaries.

     The Notes are collateralized by the outstanding shares of the Company's subsidiary, Howe & Rusling Acquisition Corporation ("HRAC"), which owns 100% of the outstanding common stock of Howe & Rusling, with 20% subject to Howe & Rusling Inc. employee options. In addition to the Notes, a portion of its shares of capital stock of HRAC are pledged to PUSA. Each of the Noteholders and PUSA have a proportionate security interest in HRAC stock.

     Between July 1, 1999 and August 9, 1999, approximately $1,900,000 of the outstanding Euro-notes were converted to 912,682 shares of common stock at an exchange rate of $2.05 per share.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE G - CONVERTIBLE SUBORDINATED NOTES

     During the period from June 1998 to December 1998 $2,460,000 was raised through a private placement offering for five-year, 8% Convertible Subordinated Notes due June 9, 2003 ("the Offering"). During the six months ended June 30, 1999, the Company raised an additional $5,540,000, through the Offering. Noteholders have the right to "put" or to sell (the "Put") to Pacific USA Holdings Corp. ("PUSA") such Notes for full payment, on December 31, 1999 (the "Initial Put Date"), of principal and accrued interest.

     During the month of June, all of the 8% convertible subordinated notes ($8,000,000) were converted to 3,902,425 shares of Laidlaw common stock.

NOTE H - RELATED PARTY TRANSACTIONS

     The Company's subsidiary pays certain operating expenses on its behalf in its ordinary course of subsidiary business, for which the Company reimburses the subsidiary. At December 31, 1998, the subsidiary had an amount due to the Company of $34,976, which resulted from a net overpayment by the Company of the advances made by the subsidiary.

     A subsidiary of the Company has an agreement with Howe & Rusling Inc. ("H&R"), a majority-owned subsidiary, whereby it provides H&R with management services. For these services, the subsidiary receives from H&R a fee equal to 50% of H&R's adjusted annual net income with actual payments not to exceed $200,000 per year. Any amounts earned in excess of $200,000 are accrued and paid by H&R in future years when the required payments are less than $200,000.

     During 1998, the Board of Directors of PUSA converted its $3,935,288 note receivable and accrued interest of $268,474 to 2,324,062 shares of common stock. Additionally, PUSA acquired 1,073,088 shares in the Company from a former officer, increasing PUSA's ownership in the Company by approximately 26% to 81% as of December 31, 1998.

NOTE I - NET CAPITAL REQUIREMENTS

     The Company's broker-dealer subsidiary is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At December 31, 1998, the subsidiary had net capital of $505,364, which was $405,364 in excess of its required net capital of $100,000. At June 30, 1999 the subsidiary had net capital of $195,445, which was $70,053 in excess of its required net capital of $125,392.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE J - STOCKHOLDERS' EQUITY

     The authorized, issued and outstanding shares of capital stock as of June 30, 1999, June 30, 1998, December 31, 1998 and December 31, 1997, are as
     follows:

     1. Preferred Stock - Series C - floating rate, cumulative, convertible preferred stock of $100 per share, 20,000 shares authorized, 2,500 shares outstanding.

          Series C Preferred Stock is entitled to cumulative annual dividends at the rate of the three-month London Interbank Offer Rate ("LIBOR") plus three hundred basis points. Unpaid cumulative dividends related to the Series C Preferred Stock amount to approximately $140,000 at December 31, 1998, which approximated $56 on a per share basis.

          In  connection  with the  recapitalization  on June 8,  1999 (see Note
          A.1),  the  numbers  of  authorized   preferred  shares  increased  to
          1,000,000 and the par value per share decreased to $0.00001.

     2. Common Stock - At May 31, 1997, the Company had 398,288 authorized shares of common stock of which 398,288 shares were issued and outstanding with a par value of $1.

          During July, 1997, the Company increased the number of authorized shares to 8,400,000, decreased par value to $.05 and created a second class of non-voting common stock. At December 31, 1998, June 30, 1998 and December 31, 1997 there were 7,829,045, 5,504,983, and 5,504,983 shares of common stock issued and outstanding.

          In  connection  with  the   recapitalization  on  June  8,  1999,  the
          authorized number of voting common shares increased to 50,000,000 shares and par value decreased to $0.00001. At June 30, 1999 there were 12,644,980 shares issued and outstanding. In addition, the Company eliminated the 6,100,000 shares of authorized $0.05 par value non-voting common stock.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE K - CONCENTRATIONS OF CREDIT RISK

     The Companies subsidiaries are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty.

NOTE L - COMMITMENTS AND CONTINGENCIES

     1. The Company leases office space under noncancelable leases generally varying from eight to twelve years, with certain renewal options.

          At December 31, 1998, the Company's aggregate minimum rental payments based upon the original term (including escalation clauses), under all noncancelable leases which have an initial or remaining term of one year or more, were as follows:

              Year ending December 31,
                  1999                          $  1,168,212
                  2000                             1,068,338
                  2001                             1,053,848
                  2002                             1,053,848
                  2003                             1,053,848
                  Thereafter                       4,984,068
                                                 -----------
                                                  10,382,162

                  Sublease payments                 (340,648)
                                                 -----------
                  Net lease commitments          $10,041,514
                                                 ===========

          Rent expense for the six months ended June 30, 1999 and 1998 were $599,592 and $613,271, respectively. Rent expense for the year ended December 31, 1998 and for the period from June 1, 1998 to December 31, 1998 were $1,178,950 and $1,096,664, respectively. Rent expense for the fiscal year ended May 31, 1997 was $1,413,644.

     2. The Company leases computers under long-term leases and has the option to purchase the computers for a nominal amount at the termination of the lease.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE L (continued)

          Future minimum payments for capitalized leases were as follows at December 31, 1998.

                 Fiscal year ending December 31,
                     1999                                        $  19,525
                     2000                                            9,750
                     2001                                            9,750
                                                                   -------

                     Total minimum payments                         39,025

                     Less amount representing interest              (5,076)
                                                                 ---------
                     Present value of net minimum
                       lease payments                            $  33,949
                                                                 =========

          Subsequent  to  December  31,  1998,  the  Company   entered  into  an
          additional computer lease for $80,206 effective over a three year period.

     1.   Litigation

          In 1996, the Company settled a lawsuit with a former customer where the Company agreed to pay $1,030,000 during the period from October 21, 1996 through December 31, 1998 payable in three actual distributions of $200,000 due December 31, 1997 , $200,000 due June 30, 1998, and $200,000 due December 31, 1998. At December 31, 1998 and
          1997, the Company accrued the unpaid remaining liability of $200,000 and $600,000 respectively. These amounts were paid in full by April 1999.

          The Company is subject to various legal actions arising out of the conduct of its business, including those relating to claims for damages alleging violations of Federal and state securities laws. In the opinion of management of the Company, amounts accrued for awards or assessments in connection with these matters are adequate and ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE L (continued)

     2.   Redemption Agreement With Stockholder

          Under the terms of a redemption agreement between the Company and a former stockholder, the Company is obligated to pay up to $1,050,000, payable in installments equal to 30% of the Company's consolidated quarterly after-tax net income up to $1,050,000 payable 30 days after the end of each fiscal quarter through May 31, 2001. On May 15, 1999, this agreement was modified to provide for the payment by the issuance of a convertible note for $393,750. In August 1999, this note was converted to 15,136 shares of common stock.

NOTE M - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Company's subsidiaries perform customer activities that involve the execution and settlement of various customer securities transactions. These activities may expose the Company to off-balance-sheet risk in the event the customer or other broker is unable to fulfill its contracted obligations and the Company has to purchase or sell the financial instrument underlying the contract at a loss.

     The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the clearing broker extends credit to the Company's customers, subject to various regulatory margin requirements, collateralized by cash and securities in the customers' accounts. However, the Company is required to contact the customer and to either obtain additional collateral or to sell the customer's position if such collateral is not forthcoming. The Company is responsible for any losses on such margin loans.

     The Company seeks to control the risks associated with these activities by reviewing the credit standing of each customer and counterparty with which it does business. Further, working with the clearing broker, it requires customers to maintain collateral in compliance with various regulatory and internal guidelines. Required margin levels are monitored daily pursuant to such guidelines. Customers are requested to deposit additional collateral or reduce security positions when necessary. The Company's exposure to these risks becomes magnified in volatile markets.

     In addition, the Company has sold securities that it does not currently own and will, therefore, be obligated to purchase such securities at a future date. The Company has recorded these obligations in the financial statements at June 30, 1999 and 1998 and at December 31, 1998 and 1997 at market values of the related securities, and will incur a loss if the market values of the securities subsequently increase.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE N - INCOME TAXES

     The Company files a consolidated tax return for Federal tax purposes and combined tax returns for state and city taxes. Taxes have not been provided on the June 30,1999 net income because the Federal and state and local taxes would be substantially offset by utilization of NOL carryforwards. As of December 31, 1998, the Company has net operating loss carryforwards for Federal income tax purposes of $16,526,296 available to offset future taxable income. At June 30, 1999, the net operating loss carry forward available to offset future taxable income was $12,330,216. Such carryforwards reflect income taxes incurred which will expire as follows:

             Fiscal year ending December 31,
                 2005                                          969,836
                 2006 through 2018                          15,556,460
                                                           -----------

                     Total Carryforwards                   $16,526,296
                                                           ===========

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE N (continued)

     The components of the net deferred tax asset as of December 31, 1998 and 1997 consist of the following:

                                                             December 31,
                                        June 30,     --------------------------
                                          1999           1998           1997
                                      -----------    -----------    -----------
                                      (unaudited)
Federal                               $ 4,316,000    $ 4,717,000    $ 7,376,747
State and local                         2,789,000      3,049,000
       Temporary differences                                             51,248
                                      -----------    -----------    -----------

                                        7,105,000      7,766,000      7,427,995

Valuation reserve                      (7,105,000)    (7,766,000)    (7,427,995)
                                      -----------    -----------    -----------

Recorded net tax asset                $      --      $      --      $      --
                                      ===========    ===========    ===========

     The Company believes it is unlikely there will be any benefit realized from the net operating loss carryforward. Accordingly, the deferred tax asset applicable to operations subsequent to December 31, 1998 has been reduced in its entirety by a valuation allowance.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE O - TAX DEFERRED SAVINGS PLAN

     The Company maintains a deferred compensation plan which covers substantially all employees who are employed by the Company and its affiliates who have attained the age of 21. The Company has appointed individual trustees under the Plan and the assets are held with an outside agent. All investments are stated at fair value. Additionally, the employer reserves the right to terminate the Plan, in whole or in part, at any time.

     The Plan allows each participant to contribute 15% of the participant's annual compensation to the Plan. Employee contributions are vested immediately. Furthermore, discretionary employer matching contributions are made to the Plan. The Company has declared an employer matching contribution for the 1998 Plan year in an amount equal to 25% of each participant's salary deferrals to the extent such participant's contribution does not exceed 4% of compensation. Vesting in the Company match occurs ratably over a period of four years.

     Expenses relating to the tax deferred savings plan were $20,657 and $35,978 for the six months ended June 30, 1999 and June 30, 1998, respectively. Expenses related to the tax deferred savings plan were $71,341 and $41,616 for the year ended December 31, 1998 and for the period from June 1, 1997 to December 31, 1997. Expenses related to the tax deferred savings plan for the fiscal year ended May 31, 1997 were $97,012.

NOTE P - INDUSTRY SEGMENTS

     In 1998 and prior years, the Company operated in two principal segments of the financial services industry: Asset Management and Broker Dealer activities. Corporate services consist of general and administrative services are provided to the segments from a centralized location and are included in corporate and other.

     Asset Management: Activities include raising and investing capital and providing financial advice to companies and individuals throughout the U.S. and abroad. Through this group the company provides client advisory services and pursues direct investment in a variety of areas.

     Broker Dealer: Activities include underwriting public offerings of securities, arranging private placements and providing client advisory services, trading, conducting research on, originating and distributing equity and fixed income securities on a commission basis and for their own proprietary trading accounts.

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE P (continued)

     The following table sets forth the net revenues of these industry segments of the Company's business.

                                                                                      For the
                                                                                      period
                                 Period ended     Period ended      Year ended    June 1, 1997 to    Year ended
                                   June 30,         June 30,       December 31,     December 31        May 31,
                                     1999            1998              1998             1997            1997
                                 (unaudited)      (unaudited)
Revenue from external
   customers:
      Asset management           $ 2,154,597        1,860,118      $ 4,721,527      $ 2,910,306      $ 3,190,531
      Broker-dealer                9,504,620        6,904,804       13,319,445        6,630,122       17,844,525
      Corporate and
         Other                       181,055        2,107,404          209,109          256,529          876,450
                                 -----------      -----------      -----------      -----------      -----------
         Total external
           revenue               $11,840,272      $10,872,326      $18,250,081      $ 9,796,957      $21,911,506

Intersegment revenues
   Asset management                     --               --               --            142,081          141,574
   Broker-dealer                     249,900           99,900          199,800             --               --
   Corporate and other                  --               --               --            250,000          300,000
                                 -----------      -----------      -----------      -----------      -----------
         Total inter-
           segment
           revenue               $   249,900           99,900      $   199,800          392,081          441,574
Interest revenue
   Asset management                     --               --               --             46,737           21,797
   Broker-dealer                        --               --            290,364           98,908          263,313
   Corporate and other               127,548          137,887            8,608            2,080           65,306
                                 -----------      -----------      -----------      -----------      -----------
         Total interest
           revenue               $   127,548      $   137,877      $   298,972      $   147,725      $   350,416

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE P (continued)

                                                                                              For the
                                                                                               period
                                    Period ended       Period ended        Year ended      June 1, 1997 to       Year ended
                                      June 30,           June 30,         December 31,       December 31           May 31,
                                        1999               1998               1998               1997               1997
                                    ------------       ------------       ------------     ---------------      ------------
                                     (unaudited)     (unaudited)
Interest expense
   Asset Management                       53,168             75,158            165,183            117,015             89,235
   Broker-Dealer                            --                 --               31,955             10,617               --
   Corporate and Other                   370,940            342,245            554,806            277,416            412,184
                                    ------------       ------------       ------------       ------------       ------------
         Total interest
           expense                       424,108            417,403            751,944            405,048            501,419

Depreciation and
   amortization expense:
      Asset management                      --                 --               86,328             54,563               --
      Broker-dealer                         --                 --                 --                  531               --

      Corporate and other                259,832            262,519            292,928            366,153            365,812
                                    ------------       ------------       ------------       ------------       ------------
         Total depreciation
           and amorti-
           zation expense                259,832            262,519            379,256            421,247            365,812

     Net income (loss)
         Asset management                468,125            484,854          1,024,376            (30,836)           137,889
         Broker-Dealer                 1,526,656         (1,621,896)           690,697         (2,810,713)        (3,068,056)
         Corporate and Other            (417,990)          (633,308)        (5,024,915)          (500,783)          (497,949)
                                    ------------       ------------       ------------       ------------       ------------
              Total net income
              (loss)                   1,576,791         (1,770,350)        (3,309,842)        (3,342,332)        (3,428,116)

      Total Assets
         Asset management              3,362,653          3,697,144          5,434,924          5,175,971          5,214,233
         Broker-dealer                 9,681,486          2,537,810          2,502,844          2,541,879          3,986,203
         Corporate and other           6,133,288          3,405,771          1,651,104          1,822,170          2,033,937
                                    ------------       ------------       ------------       ------------       ------------
              Total Assets          $ 19,177,427       $  9,640,725       $  9,588,872       $  9,540,020       $ 11,234,373
                                    ============       ============       ============       ============       ============

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE Q - STOCK OPTIONS

     During 1998, the Company established a stock option plan accounted for under APB Opinion No. 25 and related interpretations. The plan allows the Company to grant options to employees for up to 1,579,900 shares of common stock at June 30, 1999. Options currently outstanding are exercisable either immediately or up to three years from the grant date and expire five years after the grant date. No compensation cost has been recognized for the plan for the six months ended June 30, 1999 and 1998, for the year ended December 31, 1998, for the period from June 1, 1997 to December 31, 1998 and for the fiscal year ended May 31, 1997. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123"), the Company's net income (loss) would have decreased from $1,576,791 and $(503,733) to the pro forma amount of $1,576,791 and $(503,733), for the six months ended June 30, 1999 and June 30, 1998. The Company's net loss would have decreased from $(3,309,842) to the pro forma amount of $(4,287,565) for the year ended December 31, 1998. For the period from June 1, 1997 to December 31, 1997 and for the fiscal year ended May 31, 1997 the Company's net loss would have increased from $(3,342,332) and $(3,428,116), to a proforma amount of $(3,374,612) and $ (3,432,116), respectively.

     A summary of the option activity for the six months ended June 30, 1999 and 1998, for the year ended December 31, 1998, for the period from June 1, 1997 to December 31, 1997 and for the fiscal year ended May 31, 1997 is as follows:

                                    Six months ended June 30,                                  Period from
                              ----------------------------------------                        June 1, 1997 -
                                                                            Year ended         December 31,        Fiscal year
                                     1999                  1998         December 31, 1998          1997            May 31, 1997
                              ------------------    ------------------  ------------------  ------------------  ------------------

                                       Weighted-             Weighted-           Weighted-           Weighted-           Weighted-
                                       average               average             average             average             average
                                       exercise              exercise            exercise            exercise            exercise
                              Shares   price        Shares   price      Shares   price      Shares   price      Shares   price
                              ------   ---------    ------   ---------  ------   ---------  ------   ---------- ------   ---------
Balance, beginning
  of period                 1,003,500   $2.37      907,000    $0.10     907,000   $0.10     807,000   $0.10
Granted                       757,400   $2.90      250,000    $3.50      96,500   $2.37     100,000    0.10    807,000     0.10

Balance, end of period      1,760,900    2.60    1,157,000     3.50   1,003,500    2.37     907,000    0.10    807,000     0.10

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE Q (continued)

     The status of outstanding stock options is summarized as of December 31, 1998 as follows:

                                    Weighted-                       Weighted-
         Range of               average remaining               average exercise
         exercise    Options       contractual       Options    price of options
          price    outstanding     life (years)    exercisable     exercisable
          -----    -----------     ------------    -----------     -----------

         $0.10       907,000         4.47            907,000         $0.10
         $1.25       503,500         4.55              --              --
         $3.50       500,000         4.36            500,000         $3.50

     The weighted-average fair value at date of grant for those options granted in fiscal 1998 was $2.30. The fair value of each option at date of grant was estimated using the Black-Scholes option pricing model utilizing the following weighted-average assumptions:

                                                             Year ended    Period from    Fiscal year
                                                                            June 1, -        ended
                                  Six months ended June 30,  December 31,  December 31,     May 31,
                                     1999        1998           1998           1997          1997
Expected dividend yield             --            --             --            --             --
Risk-free interest rate            5.77%         5.77%      5.00% - 5.77%     5.64%          5.64%
Expected stock price
volatility                        56 - 57%        42%         42% - 58%     37% - 38%      37% - 38%
Expected life of options          5 years      5 years        5 years       5 years        5 years

                     Laidlaw Holdings Inc. and Subsidiaries

          For the six months ended June 30, 1999 and 1998 (unaudited), for the year ended December 31, 1998,
             for the period from June 1, 1997 to December 31, 1997,
                   and for the fiscal year ended May 31, 1997

NOTE R - SUBSEQUENT EVENTS

     On July 1, 1999, Laidlaw acquired more than 99% of the issued and outstanding common stock of Westminster for 3,000,000 shares of common stock of Laidlaw. Westminster is a registered broker-dealer of securities based in New York, which is a member firm of the New York Stock Exchange ("NYSE"). Additionally, Laidlaw assumed the obligations of options granted to certain employees of Westminster and, therefore, granted options to purchase 60,000 shares of its common stock at a price per share of $3.50. The acquisition will be accounted for as a purchase.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Description of Transaction

On May 27, 1999, Laidlaw Holdings, Inc. ("Holdings"), Fi-Tek V, Inc. ("Fi-Tek") and Westminster Securities Corporation ("Westminster") entered into a Plan and Agreement of Reorganization ("the Agreement"). The transactions contemplated by the Agreement were intended to be a reorganization. The Agreement also contemplated the conversion of the Holdings 8% Convertible Subordinated Notes ("Subordinated Notes") to common stock at the rate of $2.05. In addition, as of July 1, 1999 the holders of Holdings 12% Senior Secured Euro-Notes ("Euro Notes") were granted the right to convert the Euro-Notes to common stock at the rate of $2.05. These transactions, including the combination of the three companies, are referred to collectively as the "reorganization".

On June 8, 1999, Fi-Tek acquired 99% of Holdings for 9,999,333 shares of common stock ("the Acquisition"). Simultaneously with the acquisition Fi-Tek changed its name to Laidlaw Global Corporation ("Global" or "the Company"). In accordance with the reorganization, immediately prior to the acquisition Fi-Tek caused a 1 for 32.4778 reverse stock split reducing the issued and outstanding stock to 1,000,000 shares.

Under generally accepted accounting principles, the Acquisition is considered to be a capital transaction in substance rather than a business combination. For financial reporting and accounting purposes the Acquisition has been accounted for as a reverse acquisition whereby Holdings is deemed to have acquired Fi-Tek. Since Fi-Tek was a non-operating public company with immaterial assets, the merger was recorded as the issuance of stock for the net monetary assets of Fi-Tek accompanied by a recapitalization and no goodwill or other intangible assets were recorded. Accordingly, the Company's financial statements reflect the results of operations of Holdings for all prior periods presented and the acquisition of Fi-Tek on June 8, 1999.

On July 1, 1999, Global acquired 99% of the issued and outstanding common stock of Westminster for 3,000,000 shares of Global common stock valued at $1.25 per share. The transaction has been accounted for as a purchase and resulted in the recognition of $3,705,444 of goodwill. Goodwill will be amortized over 15 years using the straight-line method.

Basis of Presentation

The accompanying pro forma statements of operations are presented for the year ended December 31, 1998 and for the interim period ended June 30, 1999. The pro forma statements are based upon historical results of the combining entities as follows: Global and its accounting predecessor Holdings for the year ended December 31, 1998 and the six months ended June 30, 1999; Fi-Tek for the period ended November 30, 1998 and the six months ended June 30, 1999; Westminster for the year ended January 31, 1999 and the six months ended June 30, 1999.

The pro forma balance sheet gives effect to the reorganization as if it had occurred on January 1, 1999 and the pro forma statements of operations give effect to the transactions as if it had occurred at the beginning of each of the respective periods. The pro forma information set forth in the following tables and the information included in the accompanying notes is presented for informational purposes only.

In the opinion of management of the Company, all adjustments necessary to present fairly such pro forma unaudited financial statements have been made. The adjustments included in the unaudited pro forma financial statements represent the Company's preliminary determination of those adjustments based on available information. There can be no assurances that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma consolidated financial information. The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position and result of operations would have been had the reorganization occurred on the dates indicated above, nor do they purport to represent the future financial position or results of operations of the Company.

                        Pro Forma Combined Balance Sheet
                                At June 30, 1999

                                                                                Proforma Adjustments
                                           Historical  Historical                    Subordinated     Euro Note
                                           ----------  ----------                    ------------     ---------
                                        Laidlaw Global Westminster  Westminster         Notes         Conversion          Combined
                                        -------------- -----------  -----------         -----         ----------          --------
                                             Corp.      June 30,    Adjustments      (Unaudited)     (Unaudited) Notes June 30, 1999
                                             -----      --------    -----------      -----------     ----------- ----- -------------
                                         June 30, 1999    1999                           (4)             (3)            (Unaudited)
                                         -------------    ----                                                          -----------
                                          (Unaudited)
                                          -----------
ASSETS

Cash and cash equivalents                  4,476,416     $ 7,719                      $ 160,865       $ 114,000          4,759,000
Escrow deposits with clearing broker       5,131,774     107,434                                                         5,239,208
Due from clearing broker and other
receivables                                2,397,867                                                                     2,397,867
Goodwill, net of accumulated
amortization                               4,369,918                 3,705,444                                   (1,2)   8,075,362
Equipment and leasehold improvements,
net of accumulated depreciation              564,828                                                                       564,828
Other                                      2,236,624     954,203                                       (111,124)         3,079,703
                                          ----------   ---------     ---------          -------         -------         ----------

Total Assets                              19,177,427   1,069,356     3,705,444          160,865           2,876         24,115,968
                                          ----------   ---------     ---------          -------         -------         ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                              1,150,000     600,000                                                         1,750,000
Private placement escrow fund payable      5,131,774                                                                     5,131,774
Accounts payable, accrued expenses and
other                                      3,288,592    $424,800
                                          ----------   ---------
                                                                                                                         3,713,392
                                                                                                                        ----------
Total Liabilities                          9,570,366  $1,024,800
                                          ----------   ---------
                                                                                                                        10,595,166
                                                                                                                        ----------
COMMITMENTS AND CONTINGENCIES

12% SENIOR SECURED EURO- NOTES, DUE
JULY 2002                                  2,305,000                                                 (1,912,000)           405,000

MINORITY INTEREST                            378,092                                                                       378,092

STOCKHOLDERS' EQUITY Preferred C Stock;
$.00001 par value; 1,000,000 shares
authorized of the Company at June 30,
1999 and $100 par value; 20,000 shares
authorized of the Predecessor at
December 31, 1998; 2,500 shares issued
and outstanding by the Company on June
30, 1999 and by the Predecessor on
December 31, 1998                                1                                                                             1

Common Stock; $.00001 par value;
50,000,000 shares authorized of the
Company at June 30, 1999 and $.05 par
value; 15,000,000 shares authorized of
the Predecessor at December 31, 1998;
12,644,980 shares issued and outstanding
by the Company on June 30, 1999 and
7,829,045 shares issued by the
Predecessor on December 31, 1998                 126                        30                                9   (1)          165

Additional paid-in capital                28,006,443                 3,749,970                        1,782,345   (1)   33,526,758
                                                                                        (34,210)
Accumulated deficit                      (21,082,601)     44,556       (44,556)         195,075         132,522   (1,2)(20,789,214)
                                          ------------    ------      --------          -------         -------         ----------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)       6,923,969      44,556     3,705,444          160,865       1,914,876         12,771,920
                                           ---------      ------     ---------          -------       ---------         ----------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)                         $19,177,427  $1,069,356    $3,705,444         $160,865          $2,876         24,150,178
                                          =======================================================================       ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE PERIOD ENDED JUNE 30, 1999

                            Historical                  Historical              Pro-forma Adjustments
                            ----------                  ----------              ---------------------
                             Holdings      Fi-tek       Westminster                  Subordinate
                             --------      ------       -----------                  -----------
                             For the       for the      for the six                     Note            EuroNote         Combined
                             -------       -------      -----------                     ----            --------         --------
                            six months    six months      months       Westminster   Conversion       Conversion          June 30,
                            ----------    ----------      ------       -----------   ----------       ----------          --------
                              ended        ended (5)      ended        Adjustments    (Unaudited)     (Unaudited)           1999
                              -----        ---------      -----        -----------    -----------     -----------           ----
                          June 30, 1999 June 30, 1999  June 30, 1999        (6)           (8)             (7)            (Unaudited)
                          ------------- -------------  -------------        ---           ---             ---            -----------
REVENUES
Gross Commissions            6,629,501                 $ 1,522,031                                                       $8,151,532
Asset Management Fees        2,998,499                                                                                    2,998,499
Investment income,
trading profit and
Corporate finance fees       1,847,819                                                                                    1,847,819
Other                          364,453                   1,778,295                                                        2,142,748
\                           ----------                   ---------                                                        ---------
Total Revenue               11,840,272                   3,300,326                                                       15,140,598
                            ----------                   ---------                                                       ----------
EXPENSES:
Salaries and other           3,147,260
employee costs                                           1,663,780                                                        4,811,040
Commissions                  3,445,092                                                                                    3,445,092
Clearance and occupancy      1,405,365                     159,218                                                        1,564,583
Other                                                                                   (34,210)         (18,522)
                             2 155,957     10,420          704,652       123,515       (160,864)        (114,000)         2,666,948
                             ---------     ------          -------       -------       ---------        ---------         ---------
Total expenses              10,153,674     10,420        2,527,650       123,515       (195,075)        (132,522)        12,487,662
                            ----------     ------        ---------       -------       ---------        ---------        ----------

Income (loss) before
minority interest and
income taxes                 1,686,598    (10,420)         772,676      (123,515)       195,075          132,522          2,652,936
                             ---------    --------         -------      ---------       -------          -------          ---------

Minority interest              109,807                                                                                      109,807

Income (loss) before
income taxes                 1,576,791    (10,420)         772,676      (123,515)      (195,075)        (132,522)         2,543,129
                            ========================================================================================================

Income taxes                    --                          --

NET INCOME (LOSS)           $1,576,791    (10,420)       $ 772,676      (123,515)      (195,075)      $ (132,522)         2,543,129

                            ========================================================================================================
Basic EPS                      $.12         $.01           $.26                                                              $.15
                            ==========================================                                                   ===========
Diluted EPS                    $.12                        $.26                                                              $.15
                            ============             =================                                                   ===========
Weighted Shares
Outstanding:

    Basic                   12,644,152  1,000,000        3,000,000                                                       16,644,152
                            ==========================================                                                   ===========
    Diluted                 12,803,117                   3,000,000                                                       16,803,117
                            ============             =================                                                   ===========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                   Pro-Forma Adjustments
                                                                   ---------------------

                              Historical    Fi-Tek     Historical                SubordinatedNote   Euro Note        Combined
                              ----------    ------     ----------                ----------------   ---------        --------
                               Holdings    December   Westminster  Westminster      Conversion      Conversion      December 31,
                               --------    --------   -----------  -----------      ----------      ----------      ------------
                               December    31, 1998    January 1,  Adjustments     (Unaudited)      (Unaudited)         1998
                              --------     --------    ----------  -----------     -----------      -----------         ----
                               31, 1998       (5)        1999          (6)             (8)              (7)          (Unaudited)
                               --------       ---        ----          ---             ---              ---          -----------
REVENUES
Gross Commissions             $5,803,642                $3,847,670                                                   9,651,312
Asset Management Fees          5,978,185                                                                             5,978,185
Other Revenues                 6,468,254                 1,926,064                                                   8,394,318

Total revenue                 18,250,081                 5,773,734                                                  24,023,815
                            ------------                ----------                                                ------------

OPERATING EXPENSES:
Employee costs & benefits     13,332,078                 2,333,963                                                  15,666,041

Clearance, Occupancy &
 Corporate Finance             3,525,218                   732,054                                                   4,257,272
Other Expenses                                                                                         (55,355)
                                                                                                  ------------
                               4,603,682       4,115     1,173,475      247,030        (64,903)       (228,001)      5,680,043
                            ------------  ----------  ------------  -----------   ------------    ------------    ------------

Total operating expenses      21,460,978       4,115     4,239,492      247,030        (64,903)       (283,356)     25,603,356
                            ------------  ----------  ------------  -----------   ------------    ------------    ------------


(Loss) income from
operations                    (3,210,897)     (4,115)    1,534,242     (247,030)        64,903         283,356      (1,579,541)
                            ------------  ----------  ------------  -----------   ------------    ------------    ------------

(Loss) income before
minority
Interests and income taxes    (3,210,897)     (4,115)    1,534,242     (247,030)        64,903         283,356      (1,579,541)
                            ------------  ----------  ------------  -----------   ------------    ------------    ------------

Minority interests                98,945                                                                                98,945

Net (loss) income before      (3,309,842)     (4,115)    1,534,242     (247,030)        64,903         283,356      (1,678,486)
                            ------------  ----------  ------------  -----------   ------------    ------------    ------------
taxes

Income taxes                        --                     718,700                                                     718,700

Net Income (loss)           $ (3,309,842)     (4,115) $    815,542     (247,030)  $     64,903    $    283,356    $ (2,397,186)

                            ==================================================================================== =============

Basic EPS                      $ (.41)          --         $ .27                                                      $ (.19)
                            ============              ============                                               =============
Weighted Shares
Outstanding:

 Basic                       8,043,675     1,000,000     3,000,000                                                  12,043,675
                            =======================================                                              =============

Notes to Pro Forma Balance Sheet

(1)  Reflects  purchase  of  Westminster  and   capitalization  of  goodwill  in
     Westminster.

(2) Reflects the amortization of goodwill in Westminster for the six months ended June 30, 1999.

(3) Reflects the conversion of the Euro Notes to common stock, including reducing additional paid in capital by the capitalized financing charges and the reversal of related interest paid and/or payable on the notes as of June 30, 1999. Assumes $1,912,000 of the notes were issued and converted as of January 1, 1999.

(4) Reflects the conversion of the Subordinated Notes to common stock and the reversal of related interest paid and/or payable on the notes as of June 30, 1999. Assumes the notes were issued and converted as of January 1, 1999.

Notes to Pro Forma Statement of Operations

(5) Reflects reverse acquisition and capital transaction to record issuance of stock to Fi-Tek.

(6) Reflects purchase of Westminster and Westminster amortization expense for the periods presented.

(7) Reflects the conversion of the Euro Notes to common stock and add back of related interest expense and finance charge amortization for the periods presented.

(8) Reflects the conversion of the Subordinated Notes to common stock and add back of related interest expense and finance charge amortization for the periods presented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LAIDLAW GLOBAL CORPORATION

September 3, 1999                 By:  /s/ Roger Bendelac
                                      ------------------------
                                      Roger Bendelac,
                                      Executive Vice President